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                                                                    EXHIBIT 10.3






December 31, 2004


This memorandum confirms our understanding and agreement that with respect to the Employment Agreement between the undersigned dated December 31, 2003. In its preamble, Section 1 (definition of "Good Reason"), Section 2, and Section 3(a), the Employment Agreement makes reference to "Vice Chairman" being one of Mr. Knapp's titles and positions. We have mutually agreed that the Board of Directors of Harris Interactive, Inc., in its discretion, may appoint Mr. Knapp as Chairman instead of Vice Chairman and during such appointment Mr. Knapp will serve in the capacity of Chairman rather than Vice Chairman. Mr. Knapp's other titles, duties, and positions, shall remain unchanged and shall continue as set forth in the Employment Agreement.



                                         HARRIS INTERACTIVE INC.



  /s/ Robert E. Knapp                    By:        /s/ George Bell
---------------------------                   --------------------------------
      ROBERT E. KNAPP                           Chairman
                                                Compensation Committee